Exhibit 99.1

Adeona Announces Third Quarter 2010 Financial Results and Achievements

Ann Arbor, MI, November 15, 2010 – Adeona Pharmaceuticals, Inc. (AMEX:AEN - News), a developer of innovative medicines for serious central nervous system diseases, announced today its third quarter 2010 financial results as well as recent clinical and operational achievements.

Adeona’s Recent Clinical and Operational Achievements:

Clinical Programs

Alzheimer’s Disease

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All 60 patients are now enrolled in Part 2 of CooperProof-2 clinical study evaluating Zinthionein, a new zinc-based treatment for Alzheimer's disease. In this randomized, double-blind, placebo-controlled study, patients are assessed 3 and 6 months after they begin the once-daily oral treatment or matching placebo. These 60 patients should complete their 6 month treatment by the end of March 2011 and it is anticipated that top-line clinical study results should be available shortly thereafter. If successful, Adeona expects to make its Zinthionein product commercially available as a prescription medical food for patients suffering from Alzheimer’s disease and mild cognitive impairment.

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Five peer-reviewed scientific articles have recently been published supporting the role of copper toxicity and zinc deficiency in Alzheimer’s disease and mild cognitive decline. These publications were authored by Adeona’s scientific founder and consultant, George J. Brewer, M.D., the Morton S. and Henrietta Sellner Emeritus Professor of Human Genetics and Internal Medicine at the University of Michigan.

Multiple Sclerosis

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115 of 150 patients have been enrolled in the clinical trial evaluating Trimesta in women suffering from relapsing-remitting multiple sclerosis. The randomized, double-blind, placebo-controlled clinical trial is currently underway at 15 centers in the United States.

Operational

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Since purchasing Adeona Clinical Laboratory in July 2009, the client base has increased from 5 to 9 practices and the in-house diagnostic testing services have been expanded to include a full array of microbiology testing. These significant changes represent a 567% increase in net laboratory revenues for the quarter ended September 30, 2010 compared to the quarter ended September 30, 2009.

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Two grants totaling $488,959 were awarded in November 2010 under the Qualifying Therapeutic Discovery Project Program to support Adeona’s Alzheimer’s disease and multiple sclerosis programs currently in clinical testing.

Third Quarter Ended September 30, 2010 Results

Total net revenues for the three and nine months ended September 30, 2010, were $289,898 and $2,544,825, respectively, compared to $51,085 for both periods in 2009. The increase in total net revenues for the three months ended September 30, 2010 reflects a 567% increase in net laboratory revenues from the three months ended September 30, 2009.  The increase in total net revenues for the nine months ended September 30, 2010 reflects $2,125,000 of net license revenue received as a result of the Meda AB sublicense agreement of flupirtine for fibromyalgia during the second quarter of 2010 and increases in net laboratory revenues for expanded client services provided by Adeona Clinical Laboratory from the nine months ended September 30, 2009.

Total costs and expenses for the three and nine months ended September 30, 2010, were $1,023,026 and $3,393,029, respectively, compared to $677,308 and $2,671,519 for the same periods in 2009.

Research and development expenses for the three and nine months ended September 30, 2010, were $424,573 and $1,406,264, respectively, compared to $325,662 and $1,219,135 for the same periods in 2009. These increases are primarily due to the increased costs associated with the expansion of the client base at Adeona Clinical Laboratory. For the three and nine months ended September 30, 2010, research and development expenses also include a non-cash charge relating to share-based compensation expense of $19,817 and $72,785, respectively, compared to $33,421 and $153,031 for the same periods in 2009.

General and administrative expenses for the three and nine months ended September 30, 2010, were $598,453 and $1,986,765, respectively, compared to $351,646 and $1,452,384 for the same periods in 2009. These increases are primarily the result of increased legal and consultant fees and salary expenses. For the three and nine months ended September 30, 2010, general and administrative expenses also include a non-cash charge relating to share-based compensation expense of $68,493 and $252,100, respectively, compared to $20,875 and $91,509 for the same periods in 2009.

Net losses for the three and nine months ended September 30, 2010, were ($732,835) or ($0.03) per share and ($840,575) or ($0.04) per share, respectively, compared to ($626,075) or ($0.03) per share and ($2,617,608) or ($0.12) per share for the same periods in 2009.

As of September 30, 2010, Adeona had approximately $3.3 million in cash compared to approximately $2.7 million on December 31, 2009.

Adeona will hold a conference call today, Monday, November 15, 2010 at 12:00 Noon EST to discuss these results and achievements. James S. Kuo, M.D., M.B.A., Adeona’s Chief Executive Officer, will host the call. In order to participate, please call: United States toll free: 1-800-860-2442 and International dial-in: 1-412-858-4600. To ensure each participant is able to hear the entire conference call, it is recommended that participants dial into the conference line at least 5 minutes prior to the call. The audio recording will be available for replay at www.adeonapharma.com for a period of at least 30 days after the call.

“We continue to make excellent progress in the clinical development of our product candidates for Alzheimer’s disease and multiple sclerosis.  With patient enrollment now complete in the Alzheimer’s disease clinical study, we expect to report top-line results after all patients have completed their 6 month follow-up, anticipated to occur toward the end of March 2011. In parallel with this ongoing clinical study, we are working to make Zinthionein commercially available as a prescription medical food,” stated James S. Kuo, M.D., M.B.A., Adeona’s Chief Executive Officer. “We are also encouraged by the continued growth of the client base, net revenues and the expanded testing services offered at Adeona Clinical Laboratory.”

About Adeona Pharmaceuticals, Inc.

Adeona is a pharmaceutical company developing innovative medicines for the treatment of serious central nervous system diseases. The Company’s strategy is to license product candidates that have demonstrated a certain level of clinical efficacy and develop them to a stage that results in a significant commercial collaboration. Currently, Adeona has the following product candidates in development: a prescription medical food for Alzheimer’s disease, and four drugs for multiple sclerosis, fibromyalgia, rheumatoid arthritis and dry age-related macular degeneration. For more information, please visit Adeona’s website at www.adeonapharma.com.

This release includes forward-looking statements on Adeona's current expectations and projections about future events. In some cases forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. These statements are based upon current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict and include statements regarding our cash on hand being sufficient to fund operations for the next 12 months and the expected completion of the Zinthionein clinical study in the first quarter of 2011 and the expected results from such study. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from those reflected in Adeona's forward-looking statements include, among others, a failure of our clinical  trials to be completed on time or to achieve desired results, a failure of our clinical reference laboratory to continue to grow and achieve revenue or a failure by us or our strategic partners to successfully commercialize products and other factors described in Adeona's report on Form 10-K for the year ended December 31, 2009 and any other filings with the SEC. The information in this release is provided only as of the date of this release, and Adeona undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

For further information, please contact:
James S. Kuo, M.D., M.B.A.
Chief Executive Officer
734-332-7800